Exhibit 3(i).1

Entity #: 841529 Date Filed: 10/17/2007 Pedro A. Cortés Secretary of the Commonwealth

PENNSYLVANIA DEPARTMENT OF STATE

CORPORATION BUREAU

Articles of Amendment-Domestic Corporation

(15 Pa.C.S.)

☑ Business Corporation (§ 1915)
☐ Nonprofit Corporation (§ 5915)

Name			Document will be returned to the name and address you enter to the left.

Address			ï

CT CORP-COUNTER

City	State	Zip Code

Fee: $70

In compliance with the requirements of the applicable provisions (relating to articles of amendment), the undersigned, desiring to amend its articles, hereby states that:

1.	The name of the corporation is:

North Pittsburgh Systems, Inc.

2.	The (a) address of this corporation’s current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

(a) Number and Street	City	State	Zip	County
4008 Gibsonia Road	Gibsonia,	PA	15044	Allegheny

(b) Name of Commercial Registered Office Provider				County
c/o

3.      The statute by or under which it was incorporated : Pa. Business Corporation Law of 1933, as amended

4.      The date of its incorporation: October 17, 1984

5.      Check, and if appropriate complete, one of the following:

☑       The amendment shall be effective upon filing these Articles of Amendment in the Department of State.

☐ The amendment shall be effective on: at
Date	Hour

DSCB:15-1915/5915–2

6.	Check one of the following:

☐	The amendment was adopted by the shareholders or members pursuant to 15 Pa.C.S. § 1914(a) and (b) or § 59l4(a).

☑	The amendment was adopted by the board of directors pursuant to 15 Pa. C.S. § 1914(c) or § 5914(b).

7.	Check, and if appropriate, complete one of the following:

☐	The amendment adopted by the corporation, set forth in full, is as follows

___________________________________________________________________________________________________

____________________________________________________________________________________________________

☑	The amendment adopted by the corporation is set forth in full in Exhibit A attached hereto and made a part hereof.

8.	Check if the amendment restates the Articles:

☐	The restated Articles of Incorporation supersede the original articles and all amendments thereto.

IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 15TH day of October, 2007.

North Pittsburgh Systems, Inc.
Name of Corporation

/s/ H.R. Brown
Signature

President
Title

EXHIBIT A

A new article, Article 11, is added to the Articles of Incorporation of North Pittsburgh Systems, Inc., such Article 11 to read in its entirety as follows:

“11. Any or all classes and series of shares of the capital stock of the corporation, and any part thereof, may, by resolution to that effect adopted by the Board of Directors of the corporation, be uncertificated shares, except that neither this Article 11 nor any such resolution adopted by the Board of Directors of the corporation shall apply to shares represented by a certificate until the certificate is surrendered to the corporation.”